                                                                    EXHIBIT 3.43

OFFICE OF THE SECRETARY OF STATE
CORPORATIONS SECTION
P.O. BOX 13697
AUSTIN, TEXAS 78711-3697

                  CHANGE OF REGISTERED AGENT/REGISTERED OFFICE

1. The name of the entity is Builders FirstSource - Texas Group, L.P. and the file number issued to the entity by the secretary of state is 122561-10.

2.                The entity is: (Check one.)

             [ ] a business corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, as provided by the Texas Business Corporation Act.

             [ ] a non-profit corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, or through its members in whom management of the corporation is vested pursuant to article 2.14C, as provided by the Texas Non-Profit Corporation Act.

             [ ] a limited liability company, which has authorized the changes indicated below through its members or managers, as provided by the Texas Limited Liability Company Act.

             [X] a limited partnership, which has authorized the changes indicated below through its partners, as provided by the Texas Revised Limited Partnership Act.

             [ ] an out-of-state financial institution, which has authorized the changes indicated below in the manner provided under the laws governing its formation.

3. The registered office address as PRESENTLY shown in the records of the Texas secretary of state is 3403 Abram Street, Arlington, Texas 76010.

4. [X] A. The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.) 2001 Bryan Street, Suite 1600, Dallas, Texas 75201.

OR                [ ] B. The registered office address will not change.

5. The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is Jack S. Lewis, Jr.

6. [X] A. The name of the NEW registered agent is Donald F. McAleenan.

OR                [ ] B. The registered agent will not change.

7. Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

                                                By: /s/ Jeffrey A. Wier
                                                    ----------------------------
                                                    (A person authorized to sign
                                                    on behalf of the entity)

                                  INSTRUCTIONS

1. It is recommended that you call (512) 463-5555 to verify the information in items 3 and 5 as it currently appears on the records of the secretary of state before submitting the statement for filing. You also may e-mail an inquiry to corpinfo@sos.state.tx.us. As information on out-of-state financial institutions is maintained on a separate database, a financial institution must call (512) 463-5701 to verify registered agent and registered office information. If the information on the form is inconsistent with the records of this office, the statement will be returned.


2. You are required by law to provide a street address in item 4 unless the registered office is located in a city with a population of 5,000 or less. The purpose of this requirement is to provide the public with notice of a physical location at which process may be served on the registered agent. A statement submitted with a post office box address or a lock box address will not be filed.


3. An authorized officer of the corporation or financial institution must sign the statement. In the case of a limited liability company, an authorized member or manager of a limited liability company must sign the statement. A general partner must sign the statement on behalf of a limited partnership. A person commits an offense under the Texas Business Corporation Act, the Texas Non-Profit Corporation Act or the Texas Limited Liability Company Act if the person signs a document the person knows is false in any material respect with the intent that the document be delivered to the secretary of state for filing. The offense is a Class A misdemeanor.

4.    Please attach the appropriate fee:

Business Corporation                                          $15.00
Financial Institution, other than Credit Unions               $15.00
Financial Institution that is a Credit Union                  $ 5.00
Non-Profit Corporation                                        $ 5.00
Limited Liability Company                                     $10.00
Limited Partnership                                           $50.00

      Personal checks and MasterCard(R), Visa(R), and Discover(R) are accepted in payment of the filing fee. Checks or money orders must be payable through a U.S. bank or other financial institution and made payable to the secretary of state. Fees paid by credit card are subject to a statutorily authorized processing cost of 2.1% of the total fees.

5. Two copies of the form along with the filing fee should be mailed to the address shown in the heading of this form. The delivery address is:
      Secretary of State, Statutory Filings

      Division, Corporations Section, James Earl Rudder Office Building, 1019 Brazos, Austin, Texas 78701. We will place one document on record and return a file stamped copy, if a duplicate copy is provided for such purpose. The telephone number is (512) 463-5555, TDD: (800) 735-2989, FAX:
      (512) 463-5709.

                                 FIRST AMENDMENT
                                     TO THE
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                              MAYFIELD/SWAIN, L.P.

            The undersigned, being the sole general partner of Mayfield Swain, L.P., a Texas limited partnership (the "Partnership"), having filed an original Certificate of Limited Partnership on July 19, 1999, file number 122561-10 in the office of the Secretary of State, hereby duly executes this First Amendment to the Certificate of Limited Partnership, which is being filed with the Secretary of State of Texas in accordance with Section 2.02 of the Texas Revised Limited Partnership Act.

1.    The name of the Partnership is Mayfield/Swain, L.P.

2. Statements made in item 1 and item 4 of the certificate of limited partnership are amended as follows:

      "1. The name of the limited partnership is Builders FirstSource - Texas Group, L.P.;

      and

      4. The name, the mailing address, and the street address of the business or residence of the sole general partner of the Partnership is as follows:

             NAME                                 MAILING AND STREET ADDRESS
             ----                                 --------------------------
Builders FirstSource - Texas GenPar, LLC                2200 Ross Avenue
a Delaware limited liability company                    Suite 4900 West
                                                        Dallas, Texas 75201"

            SIGNED on this the 15th day of February, 2000.

                                      GENERAL PARTNER

                                      Builders FirstSource - Texas GenPar, LLC, a Delaware limited company

                                      By: /s/ Donald F. McAleenan
                                          ----------------------------
                                      Name: Donald F. McAleenan
                                      Title: Senior Vice President

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                              MAYFIELD/SWAIN, L.P.

            The undersigned General Partner, desiring to form a limited partnership (the "Partnership") pursuant to Section 2.01 of the Texas Revised Limited Partnership Act (the "Act"), hereby duly executes this Certificate of Limited Partnership, to be effective as of the date of filing with the Secretary of State.

1.    The name of the Partnership is Mayfield/Swain, L.P.

2. The address of the registered office of the Partnership is 3403 Abram Street, Arlington, Texas 76010 and the name of the registered agent whose business office address will be the same as the registered office address is Jack S. Lewis, Jr.

3. The address of the principal office of the Partnership in the United States where its partnership records are to be kept or made available under Section 1.07 of the Act is 3403 Abram Street, Arlington, Texas 76010.

4. The name, the mailing address, and the street address of the business or residence of the sole general partner of the Partnership is as follows:

             NAME                                MAILING AND STREET ADDRESS
             ----                                --------------------------
Mayfield Building, LLC,                              2200 Ross Avenue
a Delaware limited liability company                 Suite 4900 West
                                                     Dallas, Texas 75201

5. The Partnership is being formed pursuant to a plan of merger whereby MBS Holdings, Inc., a Texas corporation, is merging with and into the Partnership, and the Partnership is the surviving entity in the merger. Following the merger, MBS Holdings, Inc. shall cease to exist.

            SIGNED on this the 19th day of July, 1999.

                                      GENERAL PARTNER

                                      MAYFIELD BUILDING, LLC,
                                      a Delaware limited liability company

                                      By: /s/ Charles L. Horn
                                          --------------------------------------
                                          Charles L. Horn, Vice President

                               ARTICLES OF MERGER

Pursuant to the provisions of Art. 5.04 of the Texas Business Corporation Act ("TBCA") and the provisions of Section 2.11 of the Texas Revised Limited Partnership Act ("TRLPA"), MBS Holdings, Inc. ("MBS") and Mayfield/Swain, L.P. ("Mayfield") certify the following Articles of Merger ("Articles") for the purpose of effecting a merger in accordance with Art. 5.01 of the TBCA and
Section 2.11 of the TRLPA.

1. The name of each of the undersigned entities that are a party to the plan of merger or that are to be created by the plan of merger, the type of each entity, and the laws under which each entity was organized are:

Name of Entity               Type of Entity                       State
--------------               --------------                       -----
MBS                          Corporation                          Texas
Mayfield                     Limited Partnership                  Texas

2. A Plan of Merger (the "Plan") was approved and adopted in accordance with the provisions of Art. 5.03 of the TBCA and the provisions of Section 2.11 of the TRLPA providing for the combination of MBS and Mayfield and creating Mayfield, with Mayfield being the surviving and new entity in the merger.

3. An executed copy of the Plan is on file at the principal place of business of Mayfield, 3403 Abram Street, Arlington, Texas 76010 and a copy of the Plan will be furnished by Mayfield, upon written request and without cost, to any shareholder of MBS.

4. The Certificate of Limited Partnership of Mayfield, which is to be created pursuant to the Plan, is being filed with the Secretary of State with these Articles.

5. As to MBS, the approval of whose shareholders is required for the Plan, the number of outstanding shares of each class of stock of such corporation entitled to vote is as follows:

Name of Corporation     Shares Outstanding     Class      Shares Entitled to Vote
-------------------     ------------------     -----      -----------------------
MBS                     228,137                Common     228,137

6. As to MBS, the approval of whose shareholders is required for the Plan, the number of shares voted for and against the Plan, respectively, are as follows:

Name of Corporation              Total Voted For            Total Voted Against
-------------------              ---------------            -------------------
MBS                              228,137                            0

7. The Plan was duly authorized by all action required by the laws under which each entity that is a party to the Plan was organized and by its constituent documents.

            IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger as of the 19th day of July, 1999.

                                      MBS HOLDINGS, INC., a Texas corporation

                                      By: /s/ Jack S. Lewis
                                          ----------------------------
                                          Jack S. Lewis, Jr., President

                                      MAYFIELD/SWAIN, L.P., a Texas limited
                                      partnership

                                      By: Mayfield Building, LLC, its general
                                          partner

                                      By: /s/ Charles L. Horn
                                          --------------------------------
                                          Charles L. Horn, Vice President

                                 PLAN OF MERGER

            This Plan of Merger ("Plan") is adopted by and between MBS Holdings, Inc., a Texas corporation ("MBS") and Mayfield/Swain, L.P., a Texas limited partnership ("Mayfield") effective as of the 19th day of July, 1999 (the "Effective Date").

                                    RECITALS:

            A. Mayfield is a new limited partnership created by the terms of the Plan to be formed under the laws of the State of Texas on the Effective Date.

            B. MBS is a corporation formed under the laws of the State of Texas on February 24, 1986.


            C. Mayfield and MBS desire to merge, with Mayfield being the surviving entity, in accordance with the terms set forth herein.


            Now therefore, for and in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed as follows:

            1. As of the Effective Date, Mayfield is to be formed as a new Texas limited partnership pursuant to the terms of the Plan, Mayfield and MBS shall merge, and Mayfield shall be the surviving entity of the merger. Following the merger, MBS shall cease to exist. All assets and liabilities of MBS shall become the assets and liabilities of Mayfield and all property of MBS, including real property, shall thereafter be vested in Mayfield.

            2. The initial Certificate of Limited Partnership of Mayfield as in effect on the Effective Date shall be the Certificate of Limited Partnership of Mayfield, as the surviving entity, until the same shall be altered or amended. Mayfield shall be governed by the laws of the State of Texas and its principal office in the State of Texas shall be 3403 Abram Street, Arlington, Texas 76010. The registered agent of Mayfield shall be Jack S. Lewis, Jr. and its registered office shall be 3403 Abram Street, Arlington, Texas 76010.

            3. The Limited Partnership Agreement of Mayfield as in effect on the Effective Date shall be the Limited Partnership Agreement of Mayfield, as the surviving entity, until the same shall be altered or amended.

            4. Following the merger, the partners of Mayfield shall have the same Percentage Interests (as such term is defined in that certain Limited Partnership Agreement of Mayfield of even date herewith) and identical rights and obligations as before the merger.

            5. Each share of MBS common stock, that is issued and outstanding on the Effective Date shall be cancelled by virtue of the Merger without any action of the part of the holder thereof.

            6. Mayfield and MBS shall duly execute and file Articles of Merger with the Secretary of State of Texas as required by statute.

            7. Mayfield and MBS hereby agree to execute any other documents deemed necessary or advisable to carry out the foregoing.

            8. Attached as Exhibit A to this Plan is a copy of the Certificate of Limited Partnership of Mayfield as filed with the Secretary of State of Texas.

            IN WITNESS WHEREOF, the undersigned have executed this Plan in one or more counterparts to be effective as of the filing of Articles of Merger with the Secretary of State of Texas.


                                      MBS HOLDINGS, INC., a Texas corporation

                                      By: /s/ Jack S. Lewis
                                          ------------------------------
                                          Jack S. Lewis, President

                                      MAYFIELD/SWAIN, L.P., a Texas limited
                                      partnership

                                      By: Mayfield Building, LLC, its general
                                          partner

                                      By: /s/ Charles L. Horn
                                          ------------------------
                                          Charles L. Horn, Vice President

                                        2